Exhibit 99.1

American Realty Capital Healthcare Trust III, Inc.

405 Park Avenue, New York, NY 10022

T: (212) 415-6500 F: (212) 230-1847

January 21, 2016

Notice to Participants:

American Realty Capital Healthcare Trust III, Inc. (the “Company”) hereby notifies you, as a participant in the Company’s Distribution Reinvestment Plan (the “DRIP”), that, pursuant to the terms of the DRIP, the Company has resumed the DRIP, effective for the distribution payable on February 5, 2016. The Company previously temporarily suspended the DRIP for the distribution payable on January 5, 2016. The distribution payable on February 5, 2016 will be reinvested in shares of common stock in accordance with your original distribution election.